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                                                                     EXHIBIT 1.3


                            VALERO ENERGY CORPORATION
                                   VEC TRUST I

                   6,000,000 __% PREMIUM EQUITY PARTICIPATING
                         SECURITY UNITS-PEPS(SM) UNITS


                             UNDERWRITING AGREEMENT



                                                                   June __, 2000

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.
BMO NESBITT BURNS CORP.
As Representatives of the several Underwriters
c/o MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

         VEC Trust I, a Delaware statutory business trust formed under the laws of the State of Delaware (the "TRUST"), and Valero Energy Corporation, a Delaware corporation (the "COMPANY", and together with the Trust, the "ISSUERS"), propose to issue and sell to the several Underwriters listed in
Schedule I hereto (the "UNDERWRITERS"), for whom you are acting as representatives (the "REPRESENTATIVES"), subject to the terms and conditions stated herein, an aggregate of 6,000,000 __.__% Premium Equity Participating Security Units-PEPS(SM) Units (the "UNDERWRITTEN SECURITIES") of the Company the terms of which are set forth in Schedule II hereto. Each PEPS Unit will consist of (a) a stock purchase contract (a "PURCHASE CONTRACT") under which the holder of the PEPS Unit will purchase from the Company on August 18, 2003, for an amount in cash equal to the stated amount per Security of $25 (the "STATED AMOUNT"), a number of shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK"), as set forth in such Purchase Contract, and (b) a Trust Preferred Security (a "TRUST PREFERRED SECURITY") having a stated liquidation amount of $25 per Trust Preferred Security, representing an undivided beneficial




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ownership interest in the assets of the Trust and guaranteed by the Company to the extent set forth in the Guarantee Agreement (as defined herein). Additionally, the Company proposes to issue and sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Securities, at the option of the Underwriters, up to an additional 900,000 PEPS Units (the "OPTION SECURITIES"). The Underwritten Securities and any Option Securities are herein referred to as the "SECURITIES". In accordance with the terms of a Purchase Contract Agreement (the "PURCHASE CONTRACT AGREEMENT") to be entered into between the Company and The Bank of New York, as Purchase Contract Agent (the "PURCHASE CONTRACT AGENT"), the holders of the PEPS Units will pledge the Trust Preferred Securities to Bank One Trust Company, N.A., as Collateral Agent (the "COLLATERAL AGENT"), pursuant to a Pledge Agreement (the "PLEDGE AGREEMENT") to be entered into between the Company and the Collateral Agent, to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. The Common Stock will have attached thereto rights (the "RIGHTS") issued pursuant to a Rights Agreement (the "RIGHTS AGREEMENT") dated as of July 17, 1997 between the Company and Harris Trust and Savings Bank, as Rights Agent. The Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement are herein collectively referred to as the "PEPS AGREEMENTS".

         The Company will own all of the beneficial ownership interests represented by the common securities (the "COMMON SECURITIES" and, together with the Trust Preferred Securities, the "TRUST SECURITIES") of the Trust. Concurrently with the issuance of the Trust Preferred Securities and the Company's purchase of all of the Common Securities, the Trust will invest the proceeds of each thereof in the Company's Senior Deferrable Notes due August 18, 2005 (the "SENIOR DEFERRABLE NOTES") to be issued pursuant to an Indenture, dated as of December 12, 1997, as amended by the first supplemental indenture (the "INDENTURE"), between the Company and The Bank of New York, as trustee (the "INDENTURE TRUSTEE"). The Company will guarantee (the "GUARANTEE") the Trust Securities to the extent set forth in a Guarantee Agreement (the "GUARANTEE AGREEMENT") to be entered into between the Company and The Bank of New York as trustee (the "GUARANTEE TRUSTEE"), for the benefit of the holders from time to time of the Trust Securities. The Trust Securities will be issued pursuant to the amended and restated declaration of trust of the Trust (the "AMENDED DECLARATION"), among the Company, as Sponsor, Jay D. Browning, Donna M. Titzman, and John D. Gibbons, as the initial regular trustees (the "REGULAR TRUSTEES"), The Bank of New York, as the initial property trustee (the "PROPERTY TRUSTEE"), and The Bank of New York (Delaware) as the Delaware Trustee (the "DELAWARE TRUSTEE" and, together with the Property Trustee and the Regular Trustees, the "TRUSTEES"), and the holders from time to time of the undivided beneficial ownership interests in the assets of the Trust.



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         The Company has filed with the Securities and Exchange Commission (the
"COMMISSION"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "SECURITIES ACT"), a registration statement on Form S-3 (registration no. 333-33846), including a related prospectus, relating to the registration of certain securities of the Issuers, including the PEPS Units, the Purchase Contracts, the Trust Preferred Securities, the Guarantee, the Senior Deferrable Notes and shares of Common Stock (the "SHELF SECURITIES"), to be sold from time to time by the Company. The registration statement as amended at the date of this Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act is hereinafter referred to as the "REGISTRATION STATEMENT," and the prospectus included therein relating to the Shelf Securities, in the form first used to confirm sales of the Securities, is hereinafter referred to as the "BASIC PROSPECTUS." The Basic Prospectus, as supplemented by the prospectus supplement dated ______, 2000 (the "PROSPECTUS SUPPLEMENT"), relating to the Securities, in the form first used to confirm sales of the Securities is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference to the term Registration Statement, the Basic Prospectus, any preliminary form of prospectus previously filed with the Commission pursuant to Rule 424 of the Securities Act or the Prospectus shall include the documents incorporated therein by reference. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Prospectus.

         Concurrently with the offering of PEPS Units, the Company intends to offer $____ aggregate principal amount of senior notes (the "DEBT OFFERING") and 5,000,000 aggregate shares of its common stock, par value $.01 per share (the "EQUITY OFFERING").

         It is understood that on March 2, 2000, the Company entered into an agreement, as amended on May 14, 2000 (the "PURCHASE AGREEMENT") with ExxonMobil Corporation ("EXXONMOBIL") to purchase ExxonMobil's refinery and truck terminal located in Benicia, California and all Exxon-branded California retail assets (the "ACQUISITION"). It is understood that the closing of the purchase of the refinery and certain of the retail assets took place on May 15, 2000 and that the closing of the purchase of the remaining retail assets took place on June 15, 2000.



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         1. Representations and Warranties of the Company. Each of the Issuers
jointly and severally represents and warrants to and agrees with each of the Underwriters that:

                  (a) the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

                  (b) (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter or its counsel through you expressly for use therein;

                  (c) each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

                  (d) the Company (i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its



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         ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (e) each subsidiary of the Company (i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and (iii) is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                  (f) this Agreement has been duly authorized, executed and delivered by each of the Company and the Trust;

                  (g) the Securities and the PEPS Agreements have been duly authorized and, at the Closing Date or, in the case of Option Securities and Purchase Contracts constituting part of the Option Securities, the Option Closing Date (as defined herein), will have been duly executed and delivered by the Company, and, as of the Closing Date or the Option Closing Date, as the case may be, assuming due authorization, execution and delivery by parties thereto other than the Company, the PEPS Agreements will be valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); provided, however, that upon the occurrence of a Termination Event, Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) and, based on a review of applicable case law, Section 541 of the Bankruptcy Code should not substantively limit the provisions of Section 3.15 and 5.06 of the Purchase Contract Agreement and Section 5.4 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in the Trust Preferred Securities or the Treasury Securities. The Securities and the PEPS



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         Agreements conform in all material respects to the descriptions thereof contained in the Prospectus;

                  (h) the shares of Common Stock to be issued and sold by the Company pursuant to the settlement of the Purchase Contracts have been duly and validly authorized and reserved for issuance. Such Common Stock, when issued and delivered in accordance with the provisions of the PEPS Agreements, will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock will not be subject to any preemptive or similar rights.

                  (i) the shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable;

                  (j) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                  (k) the Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued pursuant to the shares of Common Stock issued upon settlement of the Purchase Contracts, will be validly issued, and the shares of Junior Participating Preferred Stock, Series I, issuable upon exercise of the Rights have been duly authorized by the Company and validly reserved for issuance, and when issued upon the exercise of the Rights in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

                  (l) the Remarketing Agreement (the "REMARKETING AGREEMENT") has been duly authorized by each of the Company and the Trust and when executed and delivered by each of the Company and the Trust will constitute a legal, valid and binding obligation of each of the Company and the Trust, enforceable in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Remarketing Agreement will conform to the description thereof in the Prospectus;

                  (m) the Senior Deferrable Notes have been duly authorized, and, when issued and delivered pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and



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         binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument, enforceable in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture will conform to the description thereof in the Prospectus;

                  (n) each of the Guarantee and the Guarantee Agreement has been duly authorized and when validly executed and delivered by the Company will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Guarantee will conform to the description thereof in the Prospectus;

                  (o) each of the Indenture, the Amended Declaration and the Guarantee Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT");

                  (p) the Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "DELAWARE TRUST ACT") and is a "grantor trust" for federal income tax purposes, with the trust power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument and after the Trust executes the Amended Declaration, the Trust will not be a party to or bound by any agreement or instrument other than this Agreement, the Remarketing Agreement, the Amended Declaration and the other agreements entered into in connection with the transactions contemplated hereby; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement, the Remarketing Agreement and the Amended Declaration; and the Trust is not a party to or subject to any action, suit or proceeding of any nature;



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                  (q) the Amended Declaration has been duly authorized by the
         Company, as Sponsor, and, when duly executed and delivered by the Company, as Sponsor, and the Regular Trustees (assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee), will constitute a legal, valid and binding obligation of the Sponsor and Trustees, enforceable against the Sponsor and Trustees in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Amended Declaration will conform to the description thereof contained in the Prospectus;

                  (r) the Trust Preferred Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Amended Declaration and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and (subject to the terms of the Amended Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and the issuance of such Trust Preferred Securities will not be subject to any preemptive or similar rights. Holders of the Trust Preferred Securities will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The Common Securities have been duly authenticated under the Amended Declaration and, when issued and delivered to the Company against payment therefor as described in the Prospectus, will be validly issued undivided beneficial interests in the assets of the Trust, and the issuance of such Common Securities will not be subject to any preemptive rights;

                  (s) the Trust is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution, delivery and performance by the Trust of its obligations under this Agreement, the Remarketing Agreement and the Trust Securities, the purchase of the Senior Deferrable Notes by the Trust from the Company, the distribution of the Senior Deferrable Notes upon the liquidation of the Trust in the circumstances contemplated by the Amended Declaration, or the consummation by the Trust of the transactions contemplated in this Agreement, the Amended Declaration or the Remarketing Agreement (the "TRUST TRANSACTIONS"), result in a violation of any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its assets. Except for permits and similar



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         authorizations required under the Act, the qualification of the Amended
         Declaration under the Trust Indenture Act and the securities or Blue
         Sky laws of certain jurisdictions, and except for such permits and authorizations as have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required for the consummation of the Trust Transactions;

                  (t) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Rights Agreement, the Purchase Agreement, the Securities, the PEPS Agreements, the Amended Declaration, the Guarantee, the Guarantee Agreement, the Senior Deferrable Notes, the Indenture and the Remarketing Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement, the Rights Agreement, the Purchase Agreement, the Securities, the PEPS Agreements, the Amended Declaration, the Guarantee, the Guarantee Agreement, the Senior Deferrable Notes, the Indenture or the Remarketing Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

                  (u) neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws or other constitutive document or in default under any agreement, indenture or instrument, which default could reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and no event or condition has occurred or exists which, with the giving of notice or the lapse of time or both, would result in any such violation or default which would have such an effect. Neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.



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                  (v) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and except, in each case, as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

                  (w) except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (x) there are no legal or governmental investigations or proceedings pending or threatened to which the Trust, the Company or any of the Company's subsidiaries is a party or to which any of the properties of the Trust, the Company or any of the Company's subsidiaries is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (y) the statements, (including the assumptions described therein) included in the Company's filing on Form 8-K dated as of March 17, 2000 (i) are within the coverage of Rule 175(b) under the Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and



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         (ii) were made by the Company with a reasonable basis and reflect the
         Company's good faith estimate of the matters described above;

                  (z) the Company has prepared its financial statements on a consistent basis in accordance with generally accepted accounting principles. The pro forma financial statements of the Company, and the related notes thereto, included in the Prospectus present fairly in all material respects the pro forma financial position of the Company, as of the dates indicated and the results of its operations for the periods specified; the pro forma combined financial information, and the related notes thereto, included in the Prospectus has been prepared in accordance with the applicable requirements of the Exchange Act and is based upon good faith estimates and assumptions believed by the Company to be reasonable;

                  (aa) neither the Company nor the Trust is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, neither will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (bb) the Purchase Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company and, to the knowledge of the Company, ExxonMobil; the Purchase Agreement is in full force and effect as of the date hereof and neither the Company, nor, to the knowledge of the Company, ExxonMobil, is, or with the giving of notice or lapse of time or both would be, in violation of or in default under the Purchase Agreement, except for violations and defaults which individually or in the aggregate would not be material to the Company and its subsidiaries, taken as a whole;

                  (cc) all licenses, permits, consents, certificates of need, authorizations, certifications, accreditations, franchises, approvals, grants of rights by, or filings or registrations with, any federal, state, local or foreign court or governmental or public body, authority, or other instrumentality or third person (including without limitation the Federal Energy Regulatory Commission ("FERC")) (any of the foregoing a "LICENSE") necessary for either the Company and its subsidiaries to own, build, maintain or operate their respective businesses or properties have been duly authorized and obtained, and are in full force and effect, except where the failure to so be obtained or in effect would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company and its subsidiaries are in



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         compliance in all material respects with all provisions thereof; no event has occurred which permits (or with the passage of time would permit) the revocation or termination of any License, or which could result in the imposition of any restriction thereon, which is of such a nature or the effect of which would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; no material License is the subject of any pending or, to the best of the Company's knowledge, threatened challenge or revocation which, if such License were revoked, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company and its subsidiaries are not required to obtain any material License that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FERC or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement, the Rights Agreement, the Purchase Agreement, the Securities, the PEPS Agreements, the Amended Declaration, the Guarantee, the Guarantee Agreement, the Senior Deferrable Notes, the Indenture or the Remarketing Agreement; and except, in each case, as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

                  (dd) there has not occurred any material adverse change, or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of either the Trust or the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

                  (ee) neither the Company nor any of its subsidiaries is a "holding company", a "subsidiary company" or a "holding company", an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", as each of such terms is defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder; and

                  (ff) the Company and its subsidiaries have good and indefeasible title to all items of real property and good and defensible title to all personal property owned by them and the right to use all other property used or proposed to be used by them in the ordinary course of business, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially adversely affect the value of such property and do not



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

         unreasonably interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not unreasonably interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

         2. Agreements to Sell and Purchase. The Issuers hereby agree to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuers at $25.00 per PEPS Unit (the "PURCHASE PRICE") the number of Underwritten Securities set forth in Schedule I hereto opposite the name of such Underwriter.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Issuers agree to sell to the Underwriters the Option Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 900,000 Option Securities at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Option Securities to be purchased by the Underwriters and the date on which such Option Securities are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Option Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Underwritten Securities. If any Option Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the total number of Option Securities to be purchased as the number of Underwritten Securities set forth in
Schedule I hereto opposite the name of such Underwriter bears to the total number of Underwritten Securities.

         The Issuers hereby agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, they will not, during the period ending 90 days after the date of the final prospectus supplement included in the Prospectus, (i) register, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities, Purchase Contracts or shares of Common Stock or any securities convertible into or exercisable or exchangeable for Securities, Purchase

Contracts or Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, Purchase Contracts or Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities, Purchase Contracts or Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance by the Company of shares of Common Stock pursuant to, or the grant of options under the Company's existing stock option, employee benefit or dividend reinvestment plans (as described in the Prospectus), or (C) the issuance of shares of Common Stock pursuant to the Equity Offering.

         3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at $25.00 per Security (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $o per Security under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $o per Security, to any Underwriter or to certain other dealers.

         The Company hereby guarantees the timely performance by the Trust of its obligations under this Agreement. As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the Trust will purchase the Senior Deferrable Notes, the Company hereby agrees to pay at the Closing Date to the Representatives for the accounts of the several Underwriters a commission in the amount of $___ per Security (the "UNDERWRITING COMMISSION").

         4. Payment and Delivery. Payment for the Underwritten Securities to be sold by the Issuers shall be made to the Issuers in Federal or other funds immediately available in New York City against delivery to you for the respective accounts of the several Underwriters of the certificates for the Underwritten Securities, or delivery to a securities intermediary designated by you of such certificates and crediting to your securities account at such securities intermediary for the account of the several Underwriters of security entitlements in respect of the Underwritten Securities, against, in either case, crediting to the securities account of the Collateral Agent of security entitlements in respect of the Trust Preferred Securities constituting a part of the Underwritten Securities as set forth in the Pledge Agreement, and payment to you of the Underwriting Commission with respect to the Underwritten Securities by wire transfer in immediately available funds to an account specified by you to the Company shall be made at 10:00 a.m., New York City time, on the fourth business day after the date of this

Agreement, or at such other time on the same or such other date, not later than nine business days after the date of this Agreement as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for the Option Securities shall be made to the Issuers in Federal or other funds immediately available in New York City against delivery to the Representatives for the accounts of the several Underwriters of the certificates for the Option Securities purchased by the Underwriters, or delivery to a securities intermediary designated by the Representatives of such certificates and crediting to your securities account at such securities intermediary for the accounts of the several Underwriters of security entitlements in respect of such Option Securities, against, in either case, crediting to the securities account of the Collateral Agent of security entitlements in respect of the Trust Preferred Securities constituting a part of such Option Securities as set forth in the Pledge Agreement, and payment to the Representatives of the Underwriting Commission with respect to such Option Securities in the manner set forth above shall be made at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than 10 business days after the expiration of the Underwriters' option to purchase Option Securities as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

         The certificates, if any, for the Securities purchased by the Underwriters shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates, if any, evidencing the Underwritten Securities or Option Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Underwritten Securities or Option Securities to the Underwriters duly paid, against payment of the Purchase Price and the Underwriting Commission with respect to such Securities.

         5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following further conditions:

                  (a) no stop order suspending the effectiveness of the Registration Statement or suspending the qualification of the Indenture, the Guarantee Agreement or the Amended Declaration shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

                  (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                       (i) there shall not have occurred any downgrading, nor
                  shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Trust, the Company and the Company's subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                  (c) The Purchase Agreement shall be in full force and effect and no amendment thereto shall have been entered into and none of the conditions to closing set forth thereon shall have been waived (except in either case prior to the date hereof, with your consent or such thereof as would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole).

                  (d) The Underwriters shall have received on the Closing Date:

                       (i) a certificate, dated the Closing Date and signed by
                  an executive officer of the Company, to the effect set forth in Section 5(b)(i) and 5(c) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; and

                      (ii) a certificate, dated the Closing Date and signed by a
                  Regular Trustee of the Trust to the effect that the representations and warranties of the Trust contained in this Agreement are true and correct as of the Closing Date, and that the Trust has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Baker Botts L.L.P., outside counsel for the Issuers, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                           (ii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (iii) the Securities and the PEPS Agreements have
                  been duly authorized, executed and delivered, and each is a valid and legally binding agreement of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and general principles of equity, and the Securities and the PEPS Agreements conform as to legal matters to the descriptions thereof contained in the Prospectus;

                           (iv) the Rights Agreement has been duly authorized by
                  the Company, the Rights have been duly authorized by the Company and, when issued with the shares of common stock to be issued and sold by the Company upon the settlement of the Purchase Contracts, will be validly issued, and the Shares of Junior Participating Preferred Stock, Series I, issuable upon exercise of the Rights have been duly authorized by the Company and, when issued upon such exercise in accordance with the terms of the

                  Rights Agreement, will be validly issued, fully paid and non-assessable;

                           (v) the shares of Common Stock to be issued and sold
                  by the Company pursuant to the settlement of the Purchase Contracts have been duly and validly authorized and reserved for issuance, and such shares of Common Stock, when issued and delivered in accordance with the provisions of the PEPS Agreements, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by each of the Trust and the Company;

                           (vii) the Purchase Agreement has been duly
                  authorized, executed and delivered by the Company and represents a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof is subject to the effect of (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (viii) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement, the Rights Agreement, the Purchase Agreement, the Securities, the PEPS Agreements, the Guarantee, the Guarantee Agreement, the Indenture, the Senior Deferrable Notes, the Amended Declaration and the Remarketing Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company;

                           (ix) the statements (A) in the Prospectus Supplement
                  under the captions "Description of Capital Stock," "Description of the PEPS Units", "Description of the Purchase Contracts", "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement", "Description of the Trust Preferred Securities", "Description of the Senior Deferrable Notes", "Description of the Guarantee", "ERISA Considerations", (B) in the Base Prospectus, as supplemented by the Prospectus Supplement, under the captions "The Trust",

                  "Description of Common Stock", "Description of Debt Securities", "Description of Trust Preferred Securities", "Description of the Guarantee", "Relationship Among the Trust Preferred Securities, the Debt Securities and the Guarantee", and "Description of Stock Purchase Contracts And Stock Purchase Units" (C) in the Registration Statement in Item 15 and (D) incorporated by reference into the Prospectus under the caption "Description of Securities to be Registered" in the report on Form 8-A/A dated July 17, 1997, in each case insofar as such statements constitute summaries of legal matters, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein;

                           (x) the Company and the Trust are not, and after
                  giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (xi) each of the Guarantee Agreement and the
                  Guarantee has been duly authorized, validly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Guarantee Agreement and the Guarantee conform to the description thereof in the Prospectus;

                           (xii) the Amended Declaration has been duly
                  authorized, duly executed by the proper officers of the Company and the Regular Trustees and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Amended

                  Declaration conforms as to legal matters to the description thereof in the Prospectus;

                           (xiii) the Senior Deferrable Notes have been duly
                  authorized, and, when issued and delivered pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and is duly qualified under the Trust Indenture Act and constitutes a valid and binding instrument, enforceable in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Indenture will conform to the description thereof in the Prospectus;

                           (xiv) (i) the Trust will be classified as a grantor
                  trust for United States federal income tax purposes and not as an association taxable as a corporation; (ii) the Senior Deferrable Notes will be classified as indebtedness of the Company and deductions for interest on the Senior Deferrable Notes will not be disallowed under section 163(l) of the Internal Revenue Code and (iii) the statements set forth in the Prospectus under the caption "United States Federal Income Tax Consequences" insofar as they purport to constitute summaries of matters of United States federal tax laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

                           (xv) the Purchase Contract Agreement, the Pledge
                  Agreement, the Purchase Contracts and the Securities have been duly authorized, executed and delivered by the Company, and each is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principals of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); provided, however, that upon the occurrence of a Termination Event, Section 365(e) of the Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) and, based on a review of the applicable case law (of which there is very little that supports - or refutes - these conclusions), Section 541 of the Bankruptcy Code should not substantively limit the provisions of Section 3.15 and 5.06 of the Purchase Contract Agreement and Section 5.4 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in the Trust Preferred Securities or the Treasury Securities; provided, however, that the foregoing opinion is subject to the powers of the Bankruptcy Court under Section 105(a) of the Bankruptcy Code;

                            (xvi) The Pledge Agreement is effective to create in
                  favor of the Collateral Agent for the benefit of the Company, a valid security interest under the New York Uniform Commercial Code as in effect on the date hereof in the State of New York (the "UCC") in the security entitlements in respect of the Pledged Trust Preferred Securities and the Pledged Treasury Securities (as each is defined in the Pledge Agreement) that are from time to time credited to the Collateral Account (as described in Section 4 of the Pledge Agreement) and, subject to Article 9.306 of the UCC, the proceeds thereof, to secure the obligations of the Holders under the Purchase Contracts; and

                           (xvii) The security interest of the Collateral Agent
                  in security entitlements with respect to the Pledged Trust Preferred Securities and the Pledged Treasury Securities (as each is defined under the Pledge Agreement) that are from time to time credited to the Collateral Account (as described in Section 4 of the Pledge Agreement) will be perfected, and the Collateral Agent will have "control" (within the meaning of Article 8-106 of the UCC) thereof, once the Securities Intermediary has indicated by book entry that such financial assets have been credited to the Collateral Account, provided that, the Securities Intermediary has agreed that it will comply with "entitlement orders" originated by the Collateral Agent without further consent by the "entitlement holder" (as each is defined in Article 8-102(a)(7) and (8)). Under Section
                  4.3 of the Pledge Agreement, the Securities Intermediary has agreed that it will comply with entitlement orders originated by the Collateral Agent, as the secured party, with respect to the Collateral Account without further consent by the Purchase Contract Agent, the entitlement holder with respect to such security entitlements. Under Section 8-510 of the UCC, assuming that neither the Collateral Agent nor the Company has any notice of any adverse claim to such security entitlements, insofar as Articles 8 and 9 of the UCC are applicable thereto, no action based on an adverse claim to such security entitlements, whether framed in conversation, repletion, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent or the Company. In giving our opinions contained in this paragraph (xvii) we have relied upon the representations of the Securities Intermediary contained in, and have assumed compliance by the Securities Intermediary with its undertakings set forth in, Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.9 of the Pledge Agreement.

                  In addition, such counsel shall state that nothing has come to such counsel's attention to cause such counsel to believe that (A) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not comment) do not comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder or (B)(i) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration

         Statement became effective or at the time of the execution of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Jay D. Browning, Esq., Corporate Secretary and Managing Attorney, Corporate Law for the Company, to the effect that:

                           (i) the Company is duly qualified to transact
                  business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (ii) each subsidiary of the Company has been duly
                  incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) all of the issued shares of capital stock of
                  each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (iv) the shares of Common Stock outstanding prior to
                  the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable;

                           (v) the execution and delivery by the Company of, and
                  the performance by the Company of its obligations under, this Agreement, the Rights Agreement, the Purchase Agreement, the Securities, the PEPS Agreements, the Amended Declaration, the Guarantee, the Guarantee Agreement, the Senior Deferrable Notes, the Indenture and the Remarketing Agreement will not contravene any agreement or other instrument binding upon the Company or any of its subsidiaries that is known to such counsel and material to the Company and its subsidiaries, taken as a whole, or to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement, the Rights Agreement, the Purchase Agreement, the Securities, the PEPS Agreements, the Amended Declaration, the Guarantee, the Guarantee Agreement, the Senior Deferrable Notes, the Indenture or the Remarketing Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                           (vi) the statements (A) in the Prospectus under the
                  captions "Summary-The Benicia Acquisition and Related Financings," "The Benicia Acquisition and Related Financings," "Business-Environmental Matters" and "-Legal Proceedings" and "Risk Factors-Compliance with and changes in environmental laws could adversely affect our performance" and "-the outcome of the Unocal patent dispute may adversely affect our business," (B) in the Registration Statement in Item 15 and
                  (C) incorporated by reference into the Prospectus under the captions (i) "Item 1-Business-Environmental Matters and "Item 2-Legal Proceedings" in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and (ii) "Item 1-Legal Proceedings" in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000, in each case insofar as such statements constitute summaries of legal matters, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein;

                           (vii) after due inquiry, such counsel does not know
                  of any legal or governmental investigations or proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (ix) nothing has come to such counsel's attention
                  that would cause such counsel to believe that the Company and its subsidiaries (A) are not in compliance with any and all applicable Environmental Laws, (B) have not received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses or (C) are not in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

                           (x) the documents incorporated by reference in the
                  Prospectus (except for the consolidated financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, complied as to form in all material respects with the requirements of the Exchange Act and the regulations thereunder.

                  In addition, such counsel shall state that nothing has come to such counsel's attention to cause such counsel to believe that (A) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not comment) do not comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder or (B)(i) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration

         Statement became effective or at the time of the execution of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The opinions of Baker Botts L.L.P. and Jay D. Browning, Esq. referred to in paragraphs 7(c) and 7(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  In giving the foregoing opinions, such counsel may rely on the opinion of Richards, Layton & Finger, P.A. with respect to all matters of Delaware law. Such counsel shall state that you and they are justified in relying on such opinions, policies and certificates.

                  (f) Richards, Layton & Finger, P.A. shall have furnished to the Underwriters its written opinion, as special Delaware counsel to the Issuers, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) the Trust has been duly created and is validly
                  existing in good standing as a business trust under the Delaware Trust Act. Under the Delaware Trust Act and the Amended Declaration, the Trust has the business trust power and authority to own property and to conduct its business as described in the Prospectus, as amended and supplemented, and to enter into and perform its obligations under this Agreement and the Trust Securities;

                           (ii) the Common Securities have been duly authorized
                  by the Amended Declaration and, when issued and delivered by the Trust to the Company against payment therefor in accordance with the terms of the Amended Declaration and as described in the Prospectus, will be validly issued and (subject to the terms in this paragraph) fully paid undivided beneficial interests in the assets of the Trust (such counsel may note that the holders of Common Securities will be subject to the withholding provisions of Section 10.4 of the Amended Declaration, will be required to make payment or provide indemnity or security as set forth in the Amended Declaration and will be liable for the debts and obligations of the Trust to the extent provided in Section 9.1(b) of the Amended Declaration); under the Delaware Trust Act and the Amended Declaration, the issuance of the Common Securities is not subject to preemptive rights;

                           (iii) the Trust Preferred Securities have been duly
                  authorized by the Amended Declaration and, when issued and delivered in accordance with the terms of the Amended Declaration against payment therefor as set forth herein, the Trust Preferred Securities will be validly issued and (subject to the terms in this paragraph) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, the Holders of the Trust Preferred Securities will be entitled to the benefits of the Amended Declaration (subject to the limitations set forth in clause (v) below) and will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (such counsel may note that the holders of Trust Preferred Securities will be subject to the withholding provisions of
                  Section 10.4 of the Amended Declaration and will be required to make payment or provide indemnity or security as set forth in the Amended Declaration); under the Delaware Trust Act and the Amended Declaration, the issuance of the Trust Preferred Securities is not subject to preemptive rights;

                           (iv) under the Delaware Trust Act and the Amended
                  Declaration, all necessary trust action has been taken to duly authorize the execution, delivery and performance by the Trust of this Agreement and the Remarketing Agreement;

                           (v) assuming the Amended Declaration has been duly
                  authorized by the Company and has been duly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Amended Declaration by the Property Trustee and the Delaware Trustee, the Amended Declaration constitutes a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                           (vi) the issuance and sale by the Trust of the Trust
                  Securities, the purchase by the Trust of the Senior Deferrable Notes, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and compliance by the Trust with its obligations thereunder do not violate any of the provisions of the Certificate of Trust or the Amended Declaration or any applicable Delaware law or administrative regulation; and

                           (vii) assuming that the Trust derives no income from
                  or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Trust Act and the filing of documents with the Secretary of State of Delaware) or employees in the State of Delaware, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or agency (other that as may be required under the securities or blue sky laws of the state of Delaware, as to which such counsel need express no opinion) is necessary or required to be obtained by the Trust solely in connection with the due authorization, execution and delivery by the Trust of this Agreement or the offering, issuance, sale or delivery of the Trust Preferred Securities.

                  (g) a written opinion of counsel shall have been furnished to the Underwriters by counsel to The Bank of New York, as Property Trustee and Guarantee Trustee, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) each of the Property Trustee and the Guarantee
                  Trustee is a national banking association with all necessary power and authority to execute and deliver and perform their respective obligations under the terms of the Amended Declaration and the Guarantee Agreement;

                           (ii) the execution, delivery and performance by the
                  Property Trustee of the Amended Declaration and the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee and the Guarantee Trustee, respectively, and the Amended Declaration has been duly executed and delivered by the Property Trustee and the Guarantee Agreement has been duly executed and delivered by the Guarantee Trustee and each constitutes the valid and binding agreement of the Property Trustee and the Guarantee Trustee, respectively, enforceable against the Property Trustee and the Guarantee Trustee, respectively, in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                           (iii) the execution, delivery and performance of the
                  Amended Declaration and the Guarantee Agreement by the Property Trustee and the Guarantee Trustee, respectively, do not conflict with or constitute a breach of the charter or by-laws of the Property Trustee and the Guarantee Trustee, respectively; and

                           (iv) no consent, approval or authorization of, or
                  registration with or notice to, any federal banking authority is required for the execution, delivery or performance by the Property Trustee and the Guarantee Trustee of the Amended Declaration and the Guarantee Agreement, respectively.

                  (h) A written opinion of counsel shall have been furnished to the Underwriters by counsel to The Bank of New York (Delaware), as Delaware Trustee, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) the Delaware Trustee has been duly incorporated
                  and is validly existing as a Delaware corporation in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Amended Declaration;

                           (ii) the execution, delivery and performance by the
                  Delaware Trustee of the Amended Declaration has been duly authorized by all necessary corporate action on the part of the

                  Delaware Trustee. The Amended Declaration has been duly executed and delivered by the Delaware Trustee and constitutes the valid and binding agreement of the Delaware Trustee enforceable against the Delaware Trustee in accordance with its terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                           (iii) the execution, delivery and performance of the
                  Amended Declaration by the Delaware Trustee do not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee; and

                           (iv) no consent, approval or authorization of, or
                  registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Amended Declaration.

                  (i) A written opinion of counsel shall have been furnished to the Underwriters by counsel to The Bank of New York, as Purchase Contract Agent, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) the Purchase Contract Agent is duly incorporated
                  as a New York banking corporation with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement;

                           (ii) the execution, delivery and performance by the
                  Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement, and the authentication and delivery of the PEPS Units and the Treasury PEPS Units have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent, and the Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the valid and binding agreements of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                           (iii) the execution, delivery and performance of the
                  Purchase Contract Agreement and the Pledge Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent; and;

                           (iv) no consent, approval or authorization of, or
                  registration with or notice to, any state or federal governmental authority or agency is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

                  (j) A written opinion of counsel shall have been furnished to the Underwriters by counsel to Bank One Trust Company, N.A., as Collateral Agent and Securities Intermediary, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) the Collateral Agent and Securities Intermediary
                  are duly incorporated as a New York banking corporation with all necessary power and authority to execute, deliver and perform its obligations under the Pledge Agreement;

                           (ii) the execution, delivery and performance by the
                  Collateral Agent and Securities Intermediary of the Pledge Agreement have been duly authorized by all necessary corporate action on the part of the Collateral Agent and Securities Intermediary. The Pledge Agreement has been duly executed and delivered by the Collateral Agent and Securities Intermediary, and constitute the valid and binding agreements of the Collateral Agent and Securities Intermediary, enforceable against the Collateral Agent and Securities Intermediary in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                           (iii) the execution, delivery and performance of the
                  Pledge Agreement by the Collateral Agent and Securities Intermediary does not conflict with or constitute a breach of the charter or by-laws of the Collateral Agent and Securities Intermediary; and

                           (iv) no consent, approval or authorization of, or
                  registration with or notice to, any state or federal governmental authority or agency is required for the execution, delivery or performance by the Collateral Agent and Securities Intermediary of the Pledge Agreement.

                  (k) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date in form and substance satisfactory to the Underwriters.

                  (l) The Underwriters shall have received, on the date hereof and the Closing Date, (i) Arthur Andersen LLP (with respect to the financial statements of the Company) and (ii) PricewaterhouseCoopers (with respect to the financial statements of the assets acquired pursuant to the Acquisition) shall have furnished to you letters, dated such date, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (m) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and William E. Greehey, Gregory C. King and John D. Gibbons relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (n) The Securities shall have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange.

         The several obligations of the Underwriters to purchase Option Securities hereunder are subject to the delivery to the Underwriters on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Securities and other matters related to the issuance of the Option Securities.

         6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, each of the Issuers jointly and severally covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, four conformed copies of the Registration Statement (including exhibits and documents incorporated by reference thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and, during the period mentioned in Section 6(d) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) During the period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, before amending or supplementing the Registration Statement or the Prospectus, (including by filing any document that would as a result thereof be incorporated by reference in the Prospectus) to furnish to you a copy of each such proposed amendment, supplement or other document and not to file any such proposed amendment, supplement or other document to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) During the period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (d) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

                  (e) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as the Underwriters shall reasonably request.

                  (f) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve month period ending ____________, 2001 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (g) To use its best efforts to effect the listing of the Securities and the shares of Common Stock issuable upon settlement of the Purchase Contracts on The New York Stock Exchange.

                  7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Issuers under this Agreement, including: (i) the fees, disbursements and expenses of the Issuers' counsel and the Issuers' accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, if any, incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) any fees charged by rating agencies for the rating of the Securities, (vi) all costs and expenses incident to listing the Securities and the shares of Common Stock issuable upon settlement of the Purchase Contracts constituting part of the Securities on any national securities exchanges, (vii) the cost of printing any certificates representing the Securities, (viii) the costs and charges of any transfer agent, registrar or depositary for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you or through your counsel expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Trust and the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust and the Company, the directors of the Company, the officers of the Company who signed the Registration Statement, the Trustees and each person, if any, who controls the Company or the Trust within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Trust and the Company in writing by such Underwriter through you or through your counsel expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such subsection, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Trust and the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Trust or the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by each of the Trust and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of Securities (before deducting expenses) received by the Company and the Trust, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth below the table on the cover of the Prospectus, bear to the total price to public of the Securities. The relative fault of the Trust or the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this

Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Trust and the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Trust or the Company, its officers or directors or any person controlling the Trust or the Company and acceptance of and payment for any of the Securities.

         For purposes of this Section 8 only, references to the Registration Statement and Prospectus shall include the information included in the Company's Form 8-K dated March 17, 2000, notwithstanding the fact that such information was amended and superceded by the Company's Form 8-K/A dated May 15, 2000.

         9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Underwritten Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwritten Securities and the aggregate number of Underwritten Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Underwritten Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Underwritten Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate number of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Option Securities to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Option Securities or (ii) purchase not less than the number of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036 (telefax: 212-761-0588); Attention: Syndicate Department. Notices to the Company shall be given to it at One Valero Place, San Antonio, Texas, 78212 (telefax: 210-370-2646); Attention: Corporate Secretary.

                                        Very truly yours,


                                        VEC TRUST I

                                        By:  VALERO ENERGY
                                             CORPORATION, as
                                             Sponsor


                                        By:
                                             -----------------------------------
                                                 Name:
                                                 Title:


                                        VALERO ENERGY
                                        CORPORATION


                                        By:
                                             -----------------------------------
                                                 Name:
                                                 Title:

         Accepted as of the date hereof.

         MORGAN STANLEY & CO. INCORPORATED
         CREDIT SUISSE FIRST BOSTON CORPORATION
         J.P. MORGAN SECURITIES INC.
         BMO NESBITT BURNS CORP.

         Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto



         By: MORGAN STANLEY & CO. INCORPORATED

         By:
               -----------------------------
               Name:
               Title:

                                   SCHEDULE I


                                                              Number of
                                                                Firm
                                                             Securities
                                                                to be
                           Underwriter                       Purchased
                           -----------                       ----------

         Morgan Stanley & Co. Incorporated

         Credit Suisse First Boston Corporation

         J.P. Morgan Securities Inc.

         BMO Nesbitt Burns Corp.

                           Total

                                   SCHEDULE II


         Title of Securities:

                  __% PEPS(SM) Units

         Registration Statement:

                  Registration Statement No. 333-33846

         Number of Firm Securities:

                  ____ PEPS(SM) Unit

         Number of Option Securities:

                  ____ PEPS(SM) Unit

         Price to Public:

                  $25 per PEPS(SM) Unit

         Purchase Price by Underwriters:

                  $25 per PEPS(SM) Unit

         Commission Payable to Underwriters:

                  $__ Per PEPS(SM) Unit

         Distribution Rate on Trust Preferred Securities:

                  ___% of the stated liquidation preference of $25 per annum

         Specified funds for payment of purchase price:

                  Federal (same day) funds

         Reference Price:

                  $____

         Threshold Appreciation Price:

                  $____

         Closing Price of Valero Common Stock on June __, 2000:

                  $____

         Payment Dates:

                  February 18, May 18, August 18 and November 18

         Purchase Contract Settlement Date:

                  August 18, 2003

         Maturity of Trust Preferred Security:

                  August 18, 2005

         Stock Exchange Listing:

                  New York Stock Exchange

         Closing Date:

                  June __, 2000

         Closing Location:

                  ____

         Names and addresses of Representatives:

                  Morgan Stanley & Co. Incorporated
                  Credit Suisse First Boston Corporation
                  J.P. Morgan Securities Inc.
                  BMO Nesbitt Burns Corp.

                  c/o Morgan Stanley & Co. Incorporated
                            1585 Broadway
                            New York, New York 10036